                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                LeaRonal, Inc.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                                 LeaRonal Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                                 LEARONAL, INC.
                               272 BUFFALO AVENUE
                            FREEPORT, NEW YORK 11520

                       ---------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeaRonal, Inc. (the "Corporation") will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, July 21, 1998 at 10:00 A.M. (Eastern Daylight Savings Time), for the following purposes:

          (1) To elect nine directors to serve in accordance with the By-Laws of the Corporation until the next Annual Meeting of Stockholders, and until their successors are elected and qualified;

          (2) To approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of shares of common stock, par value $1.00 per share, of the Corporation authorized for issuance from 15 million to 35 million shares;

          (3) To ratify the appointment of Ernst & Young as auditors of the Corporation for the current fiscal year; and

          (4) To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on June 12, 1998 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed.

                                          By Order of the Board of Directors

                                                             DONALD THOMSON,
                                                                   Secretary

Dated:  Freeport, New York
        June 19, 1998
--------------------------------------------------------------------------------

     YOUR VOTE IS IMPORTANT. If you cannot attend the meeting, you are urged to complete, date, sign and return the enclosed proxy at your earliest convenience. A postpaid return envelope is enclosed for this purpose.

                                 LEARONAL, INC.

                               272 BUFFALO AVENUE

                            FREEPORT, NEW YORK 11520

                          ---------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 21, 1998

                          ---------------------------

     This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of LeaRonal, Inc. (the "Corporation") for the 1998 Annual Meeting of Stockholders to be held on July 21, 1998, and at any adjournments thereof. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by a stockholder's vote in person at the meeting. This Proxy Statement and the enclosed form of proxy is intended to be mailed on or about June 19, 1998.

     The purposes of the meeting are (1) to elect nine directors to serve in accordance with the By-Laws until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; (2) to approve an amendment of the Corporation's Restated Certificate of Incorporation to increase the number of shares of common stock of the Corporation authorized for issuance from 15 million to 35 million shares; (3) to ratify the appointment of Ernst & Young as auditors of the Corporation for the current fiscal year; and
(4) to transact such other business as may properly come before the meeting and any adjournments thereof.

     The cost of this solicitation will be paid by the Corporation. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement and the enclosed proxy. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone or fax. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and the Corporation will reimburse such entities and persons for their related expenses.

     The shares represented by all properly executed and returned proxies will be voted, if received in time for the meeting, in accordance with the instructions, if any, given thereon. Unless otherwise indicated, or if no instructions are given, with respect to any proposal, the shares represented by such proxies will be voted FOR such proposal. A proxy is revocable at any time prior to being voted.


     The Corporation had outstanding and entitled to vote on June 12, 1998, the record date for the meeting, 12,614,540 shares of Common Stock, which is its only voting security. Each share is entitled to one vote. The only individual stockholders known to the Corporation to own of record or beneficially more than 5% of the outstanding shares of Common Stock are Barnet D. Ostrow, Fred I. Nobel and Sol Berg. Information with respect to such ownership is set forth in the table under "Security Ownership of Directors and Executive Officers".

                             STOCKHOLDERS PROPOSALS

     If a stockholder intends to present a proposal at the Corporation's 1999 Annual Meeting, the proposal must be received by the Corporation by February 19, 1999, for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

     There are nine nominees for election to the Board of Directors, all of which are presently serving in such capacity. The nominees, constituting the entire Board of Directors, are to be elected at the Annual Meeting for a term of one year, and until the election and qualification of their respective successors. If no contrary instructions are indicated, the proxies will be voted for the election of directors of the nominees named below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee shall be unable, for any reason, to accept nomination or election, it is the intention of the persons named in the enclosed form of proxy to vote the proxy for the nomination and election of such other person or persons as the Board of Directors may designate.

     Set forth below is the principal occupation, business experience and other affiliations during the last five years for each person nominated for reelection to the Board of Directors. All ages given are as of the record date.

BARNET D. OSTROW

     Mr. Ostrow, age 84, has served as a director of the Corporation since 1953. He is presently Chairman of the Board of Directors and formerly served as President and Chief Executive Officer of the Corporation.

FRED I. NOBEL

     Mr. Nobel, age 80, has served as a director of the Corporation since 1953. He is presently Vice Chairman of the Board of Directors and formerly served as Executive Vice President and Secretary of the Corporation.

RONALD F. OSTROW

     Mr. Ostrow, age 54, has served as a director of the Corporation since 1975. He is presently President and Chief Executive Officer of the Corporation. Mr. Ronald F. Ostrow is the son of Mr. Barnet D. Ostrow.

RICHARD KESSLER

     Mr. Kessler, age 59, has served as a director of the Corporation since 1987. He is presently Executive Vice President and Chief Operating Officer of the Corporation.

SOL BERG

     Mr. Berg, age 73, has served as a director of the Corporation since 1972. Mr. Berg is a private investor.

CARL N. GRAF

     Mr. Graf, age 71, has served as a director of the Corporation since 1992. He was the President and Chief Operating Officer of W.R. Grace & Co. from 1981 through January, 1987 and a member of the Board of Directors of Spire Corp. from 1987 through 1997.

IRWIN LIEBER

     Mr. Lieber, age 59, has served as a director of the Corporation since 1980. He was the founder, and has been the Chief Investment Officer of GeoCapital Corp. from October 1979 to the present.

ARTHUR M. WINSTON

     Mr. Winston, age 54, has served as a director of the Corporation since 1980. He has served as an Investment Manager for Glickenhaus & Co. from April 1991 to the present, as Vice President, Goldman, Sachs & Co. from October 1989 to April 1991, and as General Partner, Glickenhaus & Co. from October 1988 to April 1989. Mr. Winston has served on the Board of Directors of Hi-Shear Industries, Inc. from 1991 through the present.

KENNETH L. STEIN

     Mr. Stein, age 60, has served as a director of the Corporation since 1987. Mr. Stein is a partner of Greenfield Stein & Senior, LLP, which serves as general counsel to the Corporation.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

                      SECURITY OWNERSHIP OF DIRECTORS AND
                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the ownership of the Corporation's common stock as of June 12, 1998, the record date, by (i) each director, (ii) each of the six most highly compensated executive officers of the Corporation, and (iii) all directors and executive officers of the Corporation as a group. As of the record date, the directors and executive officers of the Corporation as a group (15 persons) beneficially owned 3,643,013 shares of common stock, or approximately 28.88% of the common stock outstanding and entitled to vote at the Annual Meeting, not including an aggregate of 60,582 shares of common stock that such persons may acquire pursuant to options exercisable within 60 days of the record date.

                                                             SHARES OF COMMON STOCK
                                                             ----------------------
                                                             BENEFICIALLY OWNED(1)
                                                             ----------------------
                    BENEFICIAL OWNER                          NUMBER        PERCENT
                    ----------------                          ------        -------
Barnet D. Ostrow(2)(3)(4)................................      927,282         7.35
Fred I. Nobel(3)(5)......................................    1,269,407        10.06
Ronald F. Ostrow(2)(6)...................................      521,744         4.14
Richard Kessler(7).......................................       76,715            *
Donald Thomson(8)........................................       50,192            *
David L. Rosenthal(9)....................................       19,371            *
David Schram(10).........................................        9,304            *
James Martin(11).........................................        5,862            *
Carl Fiore(12)...........................................        2,587            *
Michael Toben(13)........................................        1,489            *
Sol Berg(3)..............................................      744,519         5.90
Carl N. Graf(14).........................................          750            *
Irwin Lieber(15).........................................          585            *
Arthur M. Winston(16)....................................       10,769            *
Kenneth L. Stein(17).....................................        2,437            *
All present directors and officers as a group
  (15 persons)...........................................    3,643,013        28.88

---------------
* less than 1%

 (1) This table is based upon information supplied by directors and executive officers. All directors and officers have the sole investment and voting power over their respective shares, except as otherwise indicated.

 (2) Ronald F. Ostrow is the son of Barnet D. Ostrow. No other family relationships exist between or among any of the directors and officers.

 (3) The indicated individuals may be deemed to be "controlled persons" of the Corporation by reason of share ownership. The address of Messrs. Barnet D. Ostrow and Fred I. Nobel is c/o LeaRonal, Inc., 272 Buffalo Avenue, Freeport, New York 11520 and the address of Mr. Sol Berg is 515 Madison Avenue, 38th Floor, New York, New York 10022.

 (4) Includes 15,000 shares beneficially owned by Barnet D. Ostrow and his wife as partners of Ostrow Properties Limited Partnership #1 and Ostrow Properties Limited Partnership #2.

 (5) Includes 4,500 shares beneficially owned by Fred I. Nobel and his wife as partners of Nobel Limited Partnership. In addition, Mr. Nobel disclaims beneficial ownership of 14,062 shares owned by his wife.

 (6) Includes (i) 263,671 shares held in trust for the benefit of Ronald F. Ostrow, as to which Kenneth L. Stein and Ronald F. Ostrow are trustees and share voting and investment power (as to which Mr. Stein has no beneficial interest), and (ii) 242,500 shares beneficially owned by Ronald F. Ostrow as a limited partner of Ostrow Properties Limited Partnership #1; does not include (i) 181,907 shares owned by Ronald F. Ostrow's children and (ii) 11,939 shares that may be acquired within 60 days by exercise of stock options.

 (7) Does not include (i) an aggregate of 5,678 shares owned by Mr. Kessler's children in which Mr. Kessler disclaims beneficial ownership, and (ii) 18,475 shares that may be acquired within 60 days by exercise of stock options.

 (8) Does not include 5,625 shares that may be acquired within 60 days by exercise of stock options.

 (9) Does not include 7,090 shares that may be acquired within 60 days by exercise of stock options.

(10) Does not include 5,025 shares that may be acquired within 60 days by exercise of stock options.

(11) Does not include 4,453 shares that may be acquired within 60 days by exercise of stock options.

(12) Does not include 1,225 shares that may be acquired within 60 days by exercise of stock options.

(13) Does not include 1,125 shares that may be acquired within 60 days by exercise of stock options.

(14) Does not include 1,875 shares that may be acquired within 60 days by exercise of stock options.

(15) Does not include 3,750 shares that may be acquired within 60 days by exercise of stock options.

(16) Glickenhaus & Co. is an investment management company. Includes an aggregate of 3,901 shares held for Mr. Winston's children, of which Mr. Winston is custodian.

(17) Includes 1,500 shares held by Vanguard Discount Brokerage Services for Mr. Stein's benefit under his firm's retirement plan.

OTHER SECURITY OWNERSHIP

     To the best knowledge of the Corporation, at May 31, 1998 (in addition to those directors specified above) the following persons beneficially owned (as that term is defined by the Securities and Exchange Commission) more than 5% of the common stock outstanding and entitled to vote at the Annual Meeting:

                                                                  SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                  OWNED(1)
                                                              -----------------
            NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER    PERCENT
            ------------------------------------              ------    -------
Societe Generale Asset Management Corp.(2)..................  830,000    6.59%
  1221 Avenue of the Americas
  New York, N.Y. 10020

---------------
(1) Based on Schedules 13G filed with the Securities and Exchange Commission by such beneficial owners and additional information received from each as of May 31, 1998.

(2) Societe Generale Asset Management Corp. (the "Advisor") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. The Advisor, by virtue of its powers under its investment advisory contracts with advisory clients, including SoGen International Fund, Inc., an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, may be deemed to be a beneficial owner of such shares.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

     During the fiscal year ended February 28, 1998, the Board of Directors held five meetings. Each director attended at least 75 percent of these meetings, as well as the meetings of the Committees of which he was a member.

DIRECTORS' COMPENSATION AND CONSULTING ARRANGEMENTS

     Non-employee directors, except Mr. Stein, received annual fees of $11,000 each, paid in equal quarterly installments, plus $2,750 each for attendance at a special meeting of the Board of Directors held in February, 1998. Directors receive no additional compensation for participation on committees of the Board. Mr. Stein is a partner of Greenfield Stein & Senior, LLP, which serves as general counsel to the Corporation. Directors who are employees of the Corporation receive no fees for attending Board or committee meetings.

     Messrs. Barnet D. Ostrow and Fred I. Nobel have consulting agreements with the Corporation pursuant to which they earned fees of $135,000 and $130,000 respectively, in the Corporation's last fiscal year. Additionally, they are provided with medical insurance. The current term of each agreement ends February 28, 1999 and may be renewed for successive additional periods of one year each.

     Non-employee directors are eligible to participate in the 1990 Nonqualified Stock Option Plan. During the Corporation's last fiscal year, no options were granted to non-employee directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee consists of Messrs. Lieber and Winston. The Committee meets annually to review the auditor's reports to the Board of Directors, financial statements and internal accounting controls. It also monitors the independence and fees of the independent auditors and recommends further appointments thereof.

     The Executive Compensation Committee consists of Messrs. Berg, Lieber and Graf. The Committee recommends compensation for officers of the Corporation and administers the 1996 Long-Term Incentive Plan.

     The Stock Option Committee is composed of Messrs. Lieber and Winston, who are independent non-employee directors, and Ronald F. Ostrow, the Corporation's chief executive officer.

     The Corporation does not have a standing nominating committee. However, Messrs. Berg, Nobel and Barnet D. Ostrow recommend new directors and changes in the composition of the Board of Directors.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Corporation's Board of Directors approves all compensation of the Corporation's officers, including the chief executive officer, based on the recommendations of the Compensation Committee, except that all grants of stock options under the Corporation's stock incentive plan are approved solely by the Stock Option Committee. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any executive compensation program, except the 1990 Nonqualified Stock Option Plan previously approved by the stockholders of the Corporation.

     The Corporation's compensation program is intended to enable the Corporation to compete effectively with other firms in attracting, retaining and motivating executives of the caliber needed for the future success of the Corporation's business. This program contains three components: (i) contractually based compensation; (ii) annual incentive compensation; and (iii) longer-term incentives in the form of nonqualified stock options and contributions to the 401(k) Employees Savings Plan. The annual incentive compensation and nonqualified stock options are primarily dependent on the Corporation's earnings and profitability as well as the returns realized by the Corporation's stockholders.

  A.  Base Compensation

     An officer's base compensation is contractually determined, subject to increases based on a number of factors including, but not limited to: (i) an assessment of performance over time; (ii) competence; and (iii) potential. Adjustments to each officer's base compensation are made annually in connection with annual performance reviews.

  B.  Annual Incentive Compensation -- Bonus

     The Corporation's annual incentive compensation program provides for the payment of bonuses to the officers and certain other employees on an individual basis. Such awards are based upon the Corporation's overall earnings growth, a comparison of the Corporation's earnings in the last fiscal year with those of the immediately preceding fiscal year, as well as individual performance. The intent is to motivate and reward performance.

     A specified bonus for each officer is first approved by the Compensation Committee and then submitted for approval to the Board of Directors. In contrast, the total available bonus pool for other employees is approved by the Compensation Committee and the Board of Directors and distributed at the discretion of the Corporation's President in consultation with the other officers.

  C.  Longer-Term Incentives -- Nonqualified Stock Options/401K Plan

     These incentives are designed to coordinate the longer-term interests of the Corporation and its stockholders with those of the Corporation's key employees, officers and directors. The Stock Option Committee meets periodically to consider the granting of nonqualified stock options to key employees, officers and directors pursuant to the 1990 Nonqualified Stock Option Plan and the 1996 Long-Term Incentive Plan. The plan is intended to provide such individuals with additional incentive to advance the interests of the Corporation as stock options only produce value to such individuals if the price of the Corporation's common stock appreciates.

  D.  Chief Executive Officer Compensation

     Mr. Ronald F. Ostrow's compensation results from his participation in the same compensation program as the other executives of the Corporation. The bonus paid to Mr. Ostrow for the fiscal year ended February 28, 1998 was greater than the amount paid for the prior fiscal year, reflecting the improved performance of the Corporation in that year.

                                          Executive Compensation Committee
                                          Sol Berg
                                          Irwin Lieber
                                          Carl Graf

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and the other five highest paid officers, as well as the total compensation paid to each for the Corporation's most recent three fiscal years:

                                 LEARONAL, INC.
                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                           -----------------------
                                              ANNUAL COMPENSATION                  AWARDS
                                        -------------------------------    -----------------------
           NAME AND                                        OTHER ANNUAL                ALL OTHER
          PRINCIPAL             YEAR    SALARY     BONUS   COMPENSATION    OPTIONS    COMPENSATION
           POSITION             ENDED     ($)       ($)       ($)(6)         (#)         ($)(7)
          ---------             -----   ------     -----   ------------    -------    ------------
Ronald F. Ostrow..............  2/98    444,015   134,000    193,209(1)                      0
  President and                  2/97   429,000   103,000     84,517(1)    225,000(8)        0
  Chief                          2/96   385,000   100,000    142,446(1)                      0
  Executive Officer
Richard Kessler...............  2/98    301,703    94,000    151,297(2)                  3,200
  Executive Vice                 2/97   291,500    72,000    141,294(2)    150,000(8)    4,831
  President and                  2/96   264,000    70,000     57,461(2)                  5,022
  Chief Operating
  Officer
Donald Thomson................  2/98    193,545    62,300     79,393(3)                  3,200
  Vice President-                2/97   187,000    47,925     40,083(3)     75,000(8)    4,831
  Technology                     2/96   170,500    47,500     34,134(3)                  5,022
  and Secretary
David L. Rosenthal............  2/98    227,700    68,000     85,452(4)                  3,200
  Vice President-                2/97   220,000    52,000     21,018(4)    112,500(8)    4,831
  Finance                        2/96   198,000    50,000     25,536(4)                  5,022
  and Treasurer
James Martin..................  2/98    179,314    30,000     34,725(5)                  3,200
  Vice President                 2/97   165,330    21,000                   52,500(8)    4,831
                                 2/96   145,200    20,000                                5,022
David Schram..................  2/98    190,699    31,000                                3,200
  Vice President                 2/97   176,550    23,500                   52,500(8)    4,831
                                 2/96   154,000    22,500                                5,022

---------------
(1) Includes $164,581, $65,625 and $121,250, for 1998, 1997 and 1996,
    respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(2) Includes $128,218, $119,789 and $44,438, for 1998, 1997 and 1996,
    respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(3) Includes $71,930, $32,654 and $27,188, for 1998, 1997 and 1996,
    respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(4) Includes $79,512, $13,500 and $20,438, for 1998, 1997 and 1996,
    respectively, representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(5) Includes $30,312 for 1998 representing the difference between the price paid on exercise of common stock options and the market price on the date of exercise.

(6) The only Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting purposes.

(7) Consists of contributions by the Corporation to a 401(k) Employees Savings Plan equal to 50% of the first 4% of the employee's contribution and a pro rated share of any discretionary contributions made by the Corporation.

(8) Adjusted to reflect 3 for 2 stock split effective August 19, 1997.

OPTION GRANTS DURING LAST FISCAL YEAR

     No stock options were granted during the Corporation's last fiscal year to the Corporation's Chief Executive Officer or to the other five highest paid officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised in the fiscal year ended February 28, 1998, including the "value realized" upon exercise (the difference between the exercise price of the shares acquired and the market value at the date of exercise), and the value of the unexercised "in-the-money" options held at February 28, 1998 (the difference between the exercise price of all such options held and the market value of the shares covered by such options at February 28, 1998).

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS

                                                              SHARES UNDERLYING           VALUE OF UNEXERCISED
                                SHARES                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               ACQUIRED       VALUE         HELD AT FEB. 28, 1998         HELD AT FEB. 28, 1998
                              ON EXERCISE    REALIZED    ---------------------------   ---------------------------
            NAME                  (#)          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------    --------    -----------   -------------   -----------   -------------
Ronald F. Ostrow(1).........    14,250       164,581       18,984         262,079       $365,266      $3,375,339
Richard Kessler(2)..........     9,150       128,218       21,890         188,757        439,336       2,516,407
Donald Thomson..............     3,982        71,930        6,795          93,051        127,577       1,227,328
David L. Rosenthal(3).......     5,100        79,512       15,190         149,210        299,770       2,045,901
James Martin................     1,500        30,312        5,955          68,858        115,234         938,219
David Schram(4).............     1,350        16,587        6,330          69,608        123,515         954,781

---------------

(1) On April 14, 1998, Mr. Ostrow exercised stock options on 6,110 shares at $9.25 per share and 935 shares at $11.417 per share which resulted in gains of $121,054 and $16,499, respectively, representing the difference between the prices paid for such common stock and the market price on the date of exercise.

(2) On May 26, 1998, Mr. Kessler exercised stock options on 1,865 shares at $7.083 per share and on 1,400 shares at $9.25 per share which resulted in gains of $39,476 and $26,600, respectively, representing the difference between the prices paid for such common stock and the market price on the date of exercise.

(3) On March 13, 1998, Mr. Rosenthal exercised options on 1,465 shares at $7.083 per share and on 1,535 shares at $9.25 per share which resulted in gains of $29,911 and $28,014, respectively, representing the difference between the price paid for such common stock and the market price on the date of exercise.

(4) On May 6, 1998, Mr. Schram exercised options on 705 shares at $7.083 per share which resulted in a gain of $15,187, representing the difference between the price paid for such common stock and the market price on the date of exercise.

PENSION ARRANGEMENTS

     On May 11, 1990, the Board of Directors of the Corporation ratified the adoption of a 401(k) Employees Savings Plan (the "401(k) Plan"). The 401(k) Plan is a Corporation-sponsored savings plan. The purpose of the 401(k) Plan is to enable employees of the Corporation to accumulate savings on a tax-deferred basis. All employees of the Corporation are eligible to participate in the 401(k) Plan, provided they are 21 years of age and have completed one (1) year of service. Under the 401(k) Plan, eligible employees may contribute from 1% to 15% of their gross taxable income and the Corporation presently makes a matching contribution equal to 50% of the first 4% of the employees' contribution.

EMPLOYMENT AGREEMENTS

     The Corporation has employment agreements with each of its officers, the terms of which presently expire on February 28, 2001, subject to earlier termination in specified circumstances. Each agreement provides for the payment of a specified minimum salary and other benefits to the extent provided by the Corporation to all of its officers. The agreements also provide for automatic renewals for additional periods of three years unless either party gives written notice of termination six months prior to the expiration of the then current term.

PERFORMANCE COMPARISON

     The graph and table on the following page compare the cumulative total stockholder return on the Corporation's common stock from February 28, 1993 through February 28, 1998 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Corporation's share price at the end and the beginning of the period; by (ii) the share price at the beginning of the period) with the Standard & Poors Specialty Chemicals Index and the Russell 2000 Index, using data supplied by Star Services, Inc. The graph and table assume an investment of $100 in the Corporation's common stock and each index on February 28, 1993, as well as the reinvestment of dividends. The stock price performance on the graph and table below is not necessarily indicative nor is it intended to forecast the future performance of the Corporation's common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG LEARONAL, INC., THE RUSSELL 2000 INDEX
                   AND THE S & P CHEMICALS (SPECIALITY) INDEX

          MEASUREMENT PERIOD                                                           S&P CHEMICALS
        (FISCAL YEAR COVERED)              LEARONAL INC.         RUSSELL 2000           (SPECIALTY)
FEB-93                                        100.00                100.00                100.00
FEB-94                                         97.84                120.79                117.82
FEB-95                                        131.36                118.76                103.92
FEB-96                                        180.46                152.72                137.77
FEB-97                                        167.71                171.96                133.07
FEB-98                                        301.42                223.53                159.64

APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

                         PROPOSAL TO AMEND THE RESTATED
                        CERTIFICATE OF INCORPORATION TO
                       INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

     The Board of Directors has unanimously approved and recommends to the stockholders that they approve an amendment to the Corporation's Restated Certificate of Incorporation ("Charter") to increase the number of authorized shares of common stock, $1.00 par value per share, from 15,000,000 to 35,000,000.


     On January 13, 1998, the Board of Directors declared it advisable to amend the Charter as set forth above and to submit this amendment to the stockholders for their approval. As of the Record Date 12,614,540 shares of common stock were issued and outstanding, 1,427,661 shares were held as treasury stock, and 957,799 shares were unissued.


     The Board of Directors believes that increasing the number of authorized shares will benefit the Corporation and give it greater flexibility. The Board proposed this amendment to ensure that a sufficient number of shares of common stock is available to respond to future business needs and opportunities. The Corporation has no definitive plans at this time for the use of the additional shares which will be authorized by the proposed amendment. However, the proposed amendment will ensure that shares will be available, if needed, for issuance in connection with possible stock dividends, stock splits, employee compensation and benefit plans, financings or other corporate purposes. Amending the Charter would allow the Corporation to issue such additional shares without delay and without the expense and necessity of a special stockholders' meeting in the future.

     Such newly authorized shares would be available for issuance without further action by the stockholders except as required by New York law and the rules of the New York Stock Exchange. The shares would be identical to the common stock the Corporation now has authorized. Holders of these shares do not have preemptive rights to subscribe to additional securities which may be issued by the Corporation.

     An affirmative vote of the majority of the outstanding stock entitled to vote on this proposal is required for the adoption of this proposal to amend the Charter to increase the authorized shares. All shares not voted in person or by proxy in favor of this proposal, including abstentions and broker non-votes arising from the absence of authorization by the beneficial owner, will have the effect of votes against approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to the approval of the stockholders at the Annual Meeting, the Board of Directors of the Corporation has engaged the firm of Ernst & Young to audit the books, records and accounts of the Corporation for the current fiscal year. Ernst & Young has acted in that capacity for several years. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

     The Corporation has no knowledge of any other matters to be presented at the meeting. If, however, other matters are presented at the meeting, it is the intention of the persons named in the enclosed proxy to act in their discretion on such other matters as may properly come before the meeting and any adjournments thereof.

     The Annual Report to Stockholders for the fiscal year ended February 28, 1998 was mailed on or about June 2, 1998 to all stockholders of record on May 28, 1998. Such Annual Report is not incorporated herein by reference and is not to be deemed part of this Proxy Statement.

                                          By Order of the Board of Directors

                                                                DONALD THOMSON,
                                                                Secretary

Dated: Freeport, New York
       June 19, 1998

PROXY                                                                     PROXY



                                 LEARONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LeaRonal, Inc., hereby appoints BARNET D. OSTROW and FRED I. NOBEL, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Tuesday, July 21, 1998 at 10:00 A.M. (Eastern Daylight Savings Time), and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.


                           (CONTINUED ON OTHER SIDE)

                                 LEARONAL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


1. ELECTION OF DIRECTORS:

   Barnet D. Ostrow, Fred I. Nobel, Ronald F. Ostrow, Richard Kessler, Sol Berg, Carl N. Graf, Irwin Leiber, Arthur M. Winston and Kenneth L. Stein.

                          WITHHOLD            FOR ALL
                          AUTHORITY           (except
                         to vote for         nominee(s)
                        FOR all nominees written below)
                         / /         / /           / /

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


   ----------------------------------------------------------------------------


2. APPROVAL OF AMENDMENT: the proposal to approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 15 million to 35 million shares.

                      FOR         AGAINST     ABSTAIN
                      / /           / /         / /


3. RATIFICATION OF SELECTION OF AUDITORS: the proposal to ratify the appointment of Ernst & Young as auditors of the Corporation for the current fiscal year.

                      / /           / /         / /

4. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.

   The shares represented by this Proxy will be voted at the meeting. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS, "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION; AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS AUDITORS OF THE CORPORATION FOR THE CURRENT FISCAL YEAR. (Please sign here exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please give your full title.)


         Dated:                                                         , 1998
               ---------------------------------------------------------
                                 (please date this Proxy)

         Signature of Stockholder:
                                  --------------------------------------------

              PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.